GTHP Facts

Price (12/31/10):	$0.80
52 Week Range:	$0.65 - $1.45
Market Capitalization:	$37 Million
Shares Outstanding:	46.5 Million
Warrants:	30.3 Million
Inside Ownership:	32%
Cash and Investments:	$2.9M
LT Debt:	$0
TTM Revenue:	$2.9M

Data as of 9/30/10 except price data

Guided Therapeutics™